              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON APRIL 30, 1998
                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SIRROM CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    TENNESSEE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   62-1583116
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          500 CHURCH STREET, SUITE 200
                               NASHVILLE, TN 37219
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                           SIRROM CAPITAL CORPORATION
                        1996 INCENTIVE STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                                CARL W. STRATTON
                          500 CHURCH STREET, SUITE 200
                               NASHVILLE, TN 37219

                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (615) 256-0701
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED
                                                        PROPOSED           MAXIMUM
                                                         MAXIMUM           AGGREGATE          AMOUNT OF
TITLE OF SECURITIES          AMOUNT TO BE            OFFERING PRICE        OFFERING         REGISTRATION
TO BE REGISTERED             REGISTERED(1)             PER SHARE(2)         PRICE(1)              FEE
-------------------          ------------            --------------        ---------            -----
Common Stock                4,927,098 shares             $28.75           $141,654,068         $42,926

(1) This figure represents the aggregate additional number of shares of Common Stock being registered hereby for purchase by employees under the 1996 Incentive Stock Option Plan (the "Plan"). There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of the Registrant such as a stock dividend or stock split or a change in corporate structure such as a merger, reorganization, consolidation or recapitalization.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based on the average of the high and low price per share of the Registrant's Common Stock as reported on The New York Stock Exchange on April 27, 1998.

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value (the "Common Stock"), of Sirrom Capital Corporation, a Tennessee corporation (the "Registrant"), issuable pursuant to the Registrant's 1996 Incentive Stock Plan. The Registrant's Registration Statement on Form S-8 (No. 333-08205), previously filed with the Securities and Exchange Commission (the "Commission") on July 1, 1996, is hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Sirrom Capital Corporation (the "Registrant"), with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated November 23, 1994, as amended or updated pursuant to the Exchange Act.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith;
(ii) in the case of conduct in an official capacity, the director or officer reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, the director or officer reasonably believed that his conduct was not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that a personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

         The Company's Amended and Restated Charter (the "Charter") provides that to the fullest extent permitted by Tennessee law, no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this Charter provision relieves the Company's directors from personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing (i) a breach of the director's duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful distributions; or (iv) receipt of an improper personal benefit. In addition, the Company's Bylaws provide that each director or officer of the Company shall be indemnified by the Company to the fullest extent allowed by Tennessee law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.           EXHIBITS.

         See Exhibit Index (page II-6).

ITEM 9.           UNDERTAKINGS.

         A.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration if on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 27th day of April, 1998.


                                      SIRROM CAPITAL CORPORATION

                                      By: /s/ George M. Miller, II
                                          ---------------------------------
                                      George M. Miller, II
                                      Chief Executive Officer and President


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints George M. Miller, II and Carl W. Stratton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                            TITLE                              DATE
---------                            -----                              ----

/s/ John A. Morris, Jr., M.D.       Chairman of the Board               April 27, 1998
-----------------------------       and Director
John A. Morris, Jr., M.D.

/s/ George M. Miller, II            Chief Executive Officer,            April 27, 1998
-----------------------------       President and Director
George M. Miller, II                (Principal Executive Officer)

/s/ Carl W. Stratton                Chief Financial Officer             April 27, 1998
-----------------------------       (Principal Financial and
Carl W. Stratton                    Accounting Officer)

/s/ E. Townes Duncan                Director                            April 27, 1998
-----------------------------
E. Townes Duncan


/s/ William D. Eberle               Director                            April 27, 1998
-----------------------------
William D. Eberle


/s/ Edward J. Mathias               Director                            April 27, 1998
-----------------------------
Edward J. Mathias


/s/ Robert A. McCabe, Jr.           Director                            April 27, 1998
-----------------------------
Robert A. McCabe, Jr.

SIGNATURE                           TITLE                               DATE
---------                           -----                               ----

/s/ Raymond H. Pirtle, Jr.          Director                            April 27, 1998
---------------------------
Raymond H. Pirtle, Jr.


/s/ Keith M. Thompson               Director                            April 27, 1998
---------------------------
Keith M. Thompson


/s/ Christopher H. Williams         Director                            April 27, 1998
---------------------------
Christopher H. Williams


/s/ L. Edward Wilson                Director                            April 27, 1998
---------------------------
L. Edward Wilson

                                  EXHIBIT INDEX

EXHIBIT                                                                             SEQUENTIAL
NUMBER                                   DESCRIPTION                                   PAGE
-------                                  -----------                                   ----
4.1            Amended and Restated Charter of Sirrom Capital Corporation

4.2            Bylaws of Sirrom Capital Corporation (incorporated by reference to
               Exhibit b. of the Registrant's Registration Statement on Form N-2, as amended, (File No. 33-86680), filed with the Commission on November 23, 1994)

4.3            Amendment No. 1 to Bylaws (incorporated by reference
               to the Registrant's Quarterly Report on Form 10-Q for
               the period ended March 30, 1995 filed with the
               Commission on May 12, 1995) 4.4 Amended and Restated
               1994 Stock Option Plan (incorporated by reference to
               Exhibit i.1 in the Registrant's Registration
               Statement on Form N-2, as amended, (File No.
               33-86680), filed with the Commission on November 23,
               1994)

4.4            1996 Incentive Stock Option Plan (incorporated by reference to
               Exhibit 10.3 in the Registrant's Annual Report on Form 10-K for the
               year ended December 31, 1995, filed with the Commission on March 29,
               1995)

4.5            Amendment No. 1 to 1996 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.28 in the Registrants Form 10-K for the year ended December 31, 1997 filed with the Commission on March 26, 1997)

4.6            Amendment No. 2 to 1996 Incentive Stock Option Plan

5              Opinion of Bass, Berry & Sims PLC

23.1           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

23.2           Consent of Arthur Andersen, LLP

24             Power of Attorney (included on page II-4)